SCHEDULE 13G

CUSIP No. 697435105	Page 11 of 11

Exhibit I

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Palo Alto Networks, Inc. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

EXECUTED as of this 4th day of February, 2014.

GREYLOCK XI GP LIMITED PARTNERSHIP

By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Partner

By:	/s/ William W. Helman
William W. Helman, Managing Partner

GREYLOCK XI LIMITED PARTNERSHIP

By:	Greylock XI GP Limited Partnership
General Partner

	By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Partner

	By:	/s/ William W. Helman
William W. Helman, Managing Partner

GREYLOCK XI-A LIMITED PARTNERSHIP

By:	Greylock XI GP Limited Partnership
General Partner

	By:	/s/ Aneel Bhusri
Aneel Bhusri, Managing Partner

	By:	/s/ William W. Helman
William W. Helman, Managing Partner

/s/ William W. Helman
William W. Helman

/s/ Aneel Bhusri
Aneel Bhusri